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                                                                           (h3)

                                   AMENDMENT
                                       TO
                     TRANSFER AGENCY AND SERVICE AGREEMENT


The Transfer Agency and Service Agreement dated as of November 1, 1996, as amended (the "Agreement") by and between Investors Bank & Trust Company (the "Bank"), a Massachusetts trust company, and the Merrimac Funds, a Delaware Trust (the "Trust"), is hereby amended as of the date hereof in the manner set forth below:

WHEREAS, the USA PATRIOT Act of 2001 and the regulations promulgated thereunder (collectively, the "USA PATRIOT Act") imposes anti-money laundering requirements on financial institutions;

WHEREAS, the Trust recognizes the importance of complying with the USA PATRIOT Act and the Trust has developed and implemented a written anti-money laundering policy, which incorporates customer identification procedures (the "CIP") and Office of Foreign Asset Control ("OFAC") compliance, designed to satisfy the requirements of the U.S. Department of the Treasury and U.S. Securities and Exchange Commission's Joint Final Rule: Customer Identification Programs For Mutual Funds (the "Rule"), (the "Trust's AML Program");

WHEREAS, the USA PATRIOT Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the operation of certain aspects of the Trust's AML Program;

WHEREAS, the Bank is regulated by a federal functional regulator as that term is used in the Rule; and

WHEREAS, the Trust desires to delegate to the Bank the performance of certain aspects of the Trust's AML Program, in accordance with applicable law or regulation, and the Bank desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement pursuant to the terms thereof by adding the following provisions:

1.  Duties:

    1.1 Duties of the Trust. The Trust shall perform the following functions of its CIP:

        (a) Notice. The Trust or its agent shall provide notice to the Trust's prospective account holders that information is being requested to verify their identity in order to combat money laundering and terrorist financing.


    1.2 Duties of the Bank. Subject to the terms and conditions set forth in the Agreement, the Trust delegates to the Bank on behalf of the Trust and its principal underwriter, and the Bank hereby assumes, the functions set forth in this Section 1.2 with respect to new or existing CIP Customers as required by the Trust's CIP, as described in 31 C.F.R. ss. 103.131(b) and its OFAC compliance responsibilities (the "Delegated Functions"):

        (a) Information Collection. The Bank or its agent shall obtain the following identifying information from each of its customers, as defined in 31 C.F.R. 103.131(a), under applicable laws and regulations (each a "CIP Customer"):

            o Publicly Traded Corporation: Exchange symbol.

            o Privately Held Corporation: Corporate Resolution or copy of articles of incorporation.

            o Partnership: Copy of the Partnership Agreement. Tax
              identification (TIN) for the partnership or individual tax identification number (ITIN).

            o Limited Liability Company: Copy of the membership agreement

            o Trust: A copy of the pages of the trust agreement naming the
              Grantor/Settlor of the trust, currently acting trustees, the date the trust was established and the signature page showing that the trust was created.

            o Individual: Full legal name, date of birth, street address (no
              P.O. boxes allowed) and social security number.

        (b) Documentary Identity Verification. To the extent the Trust's CIP requires documentary identity verification for any CIP Customer, such as review of government-issued identification cards, the Bank or its agent shall be solely responsible for obtaining and reviewing the appropriate documentation.

            (1) If the Bank does not receive all CIP information required by
                Section 1.2(a) or the account application is not accompanied by the required documentation, a customer's purchase request will not be considered in good order. If CIP information is missing, the Bank will attempt to collect the missing information prior to rejecting the purchase application in the normal course of business. The Bank will report any such rejection to the Trust's AML Officer who will consider whether to file a suspicious activity report (a "SAR").

        (c) Non-Documentary Identity Verification. In accordance with the Bank's Transfer Agent Anti-Money Laundering Procedures - New Account Reviews (the "Bank's CIP Program") the Bank shall use non-documentary methods to verify the information collected by the Bank under Section 1.2 (a) above for each CIP Customer.

            (2) If the identity of a customer cannot be reasonably verified through non-documentary methods, the account will be left open but all customer activity other than redemptions will be restricted. The Bank will report any such verification failure to the Trust's AML Officer who will consider whether to file a SAR.


        (d) OFAC Compliance. The Bank shall screen name and address information of new and existing Trust customers against lists of known or suspected terrorists or terrorist organizations prepared by any federal government agency and referred to the Bank in accordance with the Bank's CIP Program and all Federal government directives related to such lists. These lists include, but are not limited to, those prepared by the OFAC of the U.S. Department of the Treasury which administers and enforces economic and trade sanctions against targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers based on U.S. foreign policy and national security goals. Such screening shall occur nightly. In the event that a new or existing CIP Customer matches a name contained on one of the foregoing lists and the Bank cannot resolve such match in accordance with the Bank's CIP Program, the Bank shall not open such customer's account, shall freeze such customer's assets and will take such other action as may be required by applicable law or regulation.

        (e) Recordkeeping. The Bank will create and retain the required records documenting the performance of the Delegated Functions in accordance with, and for the periods required by, applicable law or regulation.

2.  Certification

    The Bank shall certify to the Trust, on an annual basis, that the Bank has performed the functions that it has agreed to perform set forth in Section 1.2 and 2 above. In addition, the Bank shall certify, on a quarterly basis, that:

    (a) it has established and implemented policies, procedures and internal controls reasonably designed to PREVENT THE BANK FROM BEING USED FOR MONEY LAUNDERING OR THE FINANCING OF TERRORIST ACTIVITIES IN CONNECTION WITH THE SERVICES IT PROVIDES TO THE TRUSTS, including, but not limited to, all CIP related to all individuals and entities investing in the Trust, AND TO achieve compliance with the USA Patriot Act (the "Policies");

    (b) it has designated an individual or individuals responsible for implementing and monitoring the Policies;

    (c) it has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Policies;

    (d) (i) its Policies are functioning as intended, (ii) it has performed the specified requirements of the Trust's CIP, and (iii) except as may have been previously disclosed to the Trust's AML Compliance Officer in writing, during the period covered by the certification, there was no suspicious activity reportable under applicable law or regulation with respect to the Trust and that none of the Trust's applicants or shareholders failed any of the procedures enumerated in its Policies;

    (e) it provides for periodic testing of those Policies by its internal auditors and will notify the Trust's AML Compliance Officer in writing about the results of any such testing that could be adverse to the Trust's interests; and

    (f) (i) there have been no amendments to amendments to the Bank's CIP Program or OFAC compliance procedures that may materially affect the Trust or, alternatively, (ii) that the Bank has materially amended the Bank's CIP Program, which amendment may affect the Trust.

3.  Consent to Examination

    The Bank understands and acknowledges that the Trust remains responsible for ensuring its compliance with the USA PATRIOT Act and that the records the Bank maintains for the Trust relating to the Trust's AML Program may be subject, from time to time, to examination and/or inspection by federal regulators or the Trust's auditors as part of the periodic testing of the Trust's AML Program. The Bank hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners and auditors in connection with their review. For purposes of such examination and/or inspection, the Bank will use its best efforts to make available during normal business hours, all required records and information concerning the functions the Bank performs of the Trust's CIP for review by such examiners and auditors. The Trust shall provide the Bank with notice of any pending or planned examinations as soon as practicable after the Trust is notified of such examination.

4.  Limitation of Delegation

    The Trust acknowledges and agrees that in accepting the delegation hereunder, the Bank is agreeing to perform only those aspects of the Trust's AML Program relating to the customer accounts as specified in Sections 1.2 and 2 above and the Bank is not undertaking and shall not be responsible for any other aspect of the Trust's AML Program or for the overall compliance by the Trust with the USA PATRIOT Act.


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5.  Miscellaneous

    5.1 This Amendment applies solely to the matters discussed herein. In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

    5.2 In the event that the Bank materially amends its CIP program, it shall promptly provide such amended CIP program to Trust's AML Compliance Officer.

    5.3 Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of October 1, 2003.


INVESTORS BANK & TRUST COMPANY


By:           /s/ Andrew M. Nesvet
              ---------------------------------
Name:         Andrew M. Nesvet
              ---------------------------------
Title:        Managing Director
              ---------------------------------


Merrimac Funds


By:           /s/ Paul J. Jasinski
              ---------------------------------
Name:         Paul J. Jasinski
              ---------------------------------
Title:        President
              ---------------------------------